UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 30, 2021, the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”) appointed Marina Bozilenko a Class III director of the Board, effective March 30, 2021, to serve until the expiration of her term at the 2023 annual meeting of stockholders. Concurrent with Ms. Bozilenko’s appointment, the size of the Board was fixed at nine directors, consisting of three Class I directors, three Class II directors and three Class III directors. Ms. Bozilenko will initially serve on the Board’s Finance and Strategic Transactions Committee (the “FAST Committee”).

Ms. Bozilenko currently serves as a Strategic Advisor to William Blair & Company, L.L.C., a financial services company, a role she has held since February 2021. Prior to this, she was Managing Director/Partner and Head of Biotechnology and Pharma at William Blair since January 2010. Prior to her position at William Blair, Ms. Bozilenko was a Principal at Kidd & Company, LLC, an investment firm, between August 2008 and January 2010. Prior to Kidd & Company, Ms. Bozilenko was Senior Managing Director at Bear, Stearns & Co. Inc., an investment bank, from April 2003 to January 2008, Managing Director at Banc of America Securities, LLC, an investment bank, between March 2000 and April 2003, Managing Director and Head of West Coast Healthcare Investment Banking at Prudential Vector Health Care Group, a brokerage firm, between July 1999 and March 2000, and held multiple positions of increasing responsibility, including Managing Director and Head of West Coast, at Vector Securities International, Inc., a brokerage firm, between March 1988 and July 1999. She is a member of the board of directors of Biothea Pharma, Inc., a private biotechnology company. Between January 2010 and March 2020, Ms. Bozilenko served on the board of directors of Olema Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Ms. Bozilenko received her B.A. in Molecular Biology and Biochemistry and M.A. in Economic History from the University of Chicago.

In connection with her appointment, Ms. Bozilenko will be entitled to receive compensation consistent with that of the Company’s other non-employee directors under the Company’s Non-Employee Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Non-Employee Director Compensation Policy, on March 30, 2021, Ms. Bozilenko was granted a stock option to purchase up to 30,000 shares of common stock with an exercise price of $1.61, the closing price of the Company’s common stock on The Nasdaq Global Select Market on March 30, 2021, and 15,000 restricted stock units. On March 30, 2021, the Board revised the Company’s Non-Employee Director Compensation Policy so that, effective April 1, 2021, members of the FAST Committee will receive an annual retainer of $10,000, with the Chair of the FAST Committee receiving an annual retainer of $20,000.

Effective March 30, 2021, the Company entered into an indemnification agreement with Ms. Bozilenko in the form previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2021. The indemnification agreement requires the Company to indemnify Ms. Bozilenko to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified, among other things.

Ms. Bozilenko is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Bozilenko and any other persons pursuant to which she was selected as a director.

On March 31, 2021, the Company issued a press release announcing the appointment of Ms. Bozilenko to the Board. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2021	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer

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